SHAREHOLDER MEETING RESULTS
Rule 30e-1 under the Investment Company Act of 1940, as amended, requires registered management companies to report on all subject matters put to the vote of shareholders and provide final results. Shareholders were asked to participate in a special meeting of shareholders on October 3, 2017
(the Shareholder Meeting). The final results of the Shareholder
Meeting are reported in the following table.

Proposal 1: Approval of Trustees/Directors
		SHARES VOTED	% VOTED
HILARY E. ACKERMANN	FOR	6,920,185.19	97.59%
	WITHHELD	171,020.43	2.41%

ROBIN C. BEERY	FOR	6,920,185.19	97.59%
	WITHHELD	171,020.43	2.41%

LYNN S. BIRDSONG	FOR	6,920,185.19	97.59%
	WITHHELD	171,020.43	2.41%

JAMES E. DAVEY 	FOR	6,920,185.19	97.59%
	WITHHELD	171,020.43	2.41%

CHRISTINE DETRICK	FOR	6,920,185.19	97.59%
	WITHHELD	171,020.43	2.41%

DUANE E. HILL	FOR	6,908,322.54	97.42%
	WITHHELD	182,883.09	2.58%

WILLIAM P. JOHNSTON	FOR	6,908,322.54	97.42%
	WITHHELD	182,883.09	2.58%

PHILLIP O. PETERSON	FOR	6,908,322.54	97.42%
	WITHHELD	182,883.09	2.58%

LEMMA W. SENBET	FOR	6,908,322.54	97.42%
	WITHHELD	182,883.09	2.58%

DAVID SUNG	FOR	6,920,185.19	97.59%
	WITHHELD	171,020.43	2.41%